Exhibit 10.3 to
                                                                        Form 8-K

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT



                                     between



                               HOMEFED CORPORATION
                             a Delaware corporation,
                                  as Borrower,



                                       and



                         LEUCADIA FINANCIAL CORPORATION,
                               a Utah corporation,
                                    as Lender



                           Dated as of October 9, 2002

                                 EXECUTION COPY



                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

                     This SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of October 9, 2002, is entered into by and between HOMEFED CORPORATION, a Delaware corporation, as Borrower, and LEUCADIA FINANCIAL CORPORATION, a Utah corporation, as Lender.

                                    RECITALS

                     A. On October 22, 1992, Borrower filed in the United States Court for the Southern District of California (the "Bankruptcy Court"), a voluntary petition for relief under chapter 11 of Title 11 of the United States Bankruptcy Code which was later consolidated with an involuntary bankruptcy case initiated by certain holders of debentures on June 25, 1992, and was assigned Case No. 92-07591-All (the "Bankruptcy Case").

                     B. Borrower filed a Fourth Amended Plan of Reorganization (the "Plan") in the Bankruptcy Case, which was approved by its creditors and confirmed by the Bankruptcy Court by Order of Confirmation dated December 19, 1994 (which Order of Confirmation was modified as of June 14, 1995).

                     C. The original Loan Agreement, entered on the Effective Date (the "Original Loan Agreement"), was required under the Plan. The borrowing made under the Original Loan Agreement was evidenced by a promissory note executed on the Effective Date by Borrower ("Original Note"), and was secured by the Stock Pledge, the Guaranties, the Security Agreements, the Deeds of Trusts, and related financing statements, all of which documents are more fully described below in the definition of "Original Plan Documents."

                     D. As an inducement to the Borrower to enter into a Development Management Agreement with Provence Hills Development Company, LLC, a Delaware limited liability company, pursuant to the first amended and restated Loan Agreement dated as of August 14, 1998 (the "First Amended and Restated Loan Agreement") Lender agreed to restructure certain of Borrower's obligations under the Original Loan Agreement and the Original Note, among other things, (a) to extinguish the convertibility provisions thereof; (b) to increase the principal amount outstanding by the amount of accrued but unpaid interest to date; (c) to reduce the interest rate to 6% per year, compounded annually; and (d) to extend the term of the Original Note to December 31, 2004.



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                     E. The Borrower now wishes to further restructure certain
terms of the Amended and Restated Loan Agreement, and Lender has agreed, among other things to (a) extend the term of the Original Note to December 31, 2007 and (b) to convert the existing interest rate of 6% per annum to an escalating rate. The terms of such further restructuring are reflected in the second amended and restated promissory note executed by Borrower as of the date hereof (the "Note") and this Loan Agreement.

                     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements herein contained, the parties hereto covenant and agree, that upon satisfaction of the conditions precedent set forth in SECTION 9.18 hereof, the First Amended and Restated Loan Agreement is hereby amended and restated as follows:

                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

                     1.1 Defined Terms. As used in this Loan Agreement, the following terms shall have the meanings set forth respectively after each:


                     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, (i) any Person that owns, directly or indirectly, 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency) will be deemed to control such corporation, (ii) any Person who is a general partner or an Affiliate of a general partner of a partnership will be deemed to control such partnership, and (iii) any Person who owns or controls 50% or more of either the voting power as to any matters on which owners are permitted to vote or of the value of the ownership interests of any other Person (including a corporation or partnership), will be deemed to control such other Person.

                     "Applicable Rate" shall mean (i) from the Restatement Effective Date to the Existing Maturity Date, 6% per annum, (ii) from the Existing Maturity Date to December 31, 2005, 9% per annum, (iii) from December 31, 2005 to December 31, 2006, 10% per annum, and (iv) thereafter, 11% per annum.

                     "Borrower" means HomeFed Corporation, a Delaware corporation.

                     "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks are authorized or required by law to close under the laws of the States of California and/or Utah.


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                     "Cash" means, when used in connection with any Person, all monetary and non-monetary items belonging to such Person that are treated as cash in accordance with generally accepted accounting principles, consistently applied.

                     "Cash Equivalent" means (i) securities with maturities of one year or less from the date of the acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) commercial paper of an issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                     "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

                     "Code" means the Internal Revenue Code of 1986, as amended.

                     "Common Stock" means the common stock, par value $.01 per share, of Borrower.

                     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such person with respect to any Indebtedness or contractual obligation of another person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or contractual obligation that such Indebtedness or contractual obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or contractual obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an Obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described in subclause


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(i), (ii),  (iii),  (iv), or (v) of this sentence the primary  purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                     "Default" means any Event of Default and/or any event that, with the giving of notice or passage of time or both, would be an Event of Default.

                     "dollars" or "$" means United States dollars.

                     "Effective Date" means July 3, 1995.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     "Existing Maturity Date" means December 31, 2004.

                     "Event of Default" shall have the meaning ascribed to it in
Section 8.1.

                     "Financial Statements" means the consolidated balance sheet of Borrower and its Subsidiaries as of June 30, 2002 and consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for the six-month period then ended, each as included in the Borrower's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002.

                     "First Amended and Restated Loan Agreement" shall have the meaning given to such term in Recital D hereof.

                     "GAAP" means United States generally accepted accounting principles as established from time to time.

                     "Government Securities" means readily marketable direct obligations of the United States of America or obligations fully guaranteed by the United States of America.

                     "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court, administrative tribunal or public utility.

                     "Hazardous Materials" means flammable explosives, radioactive materials, petroleum, asbestos, polychlorinated biphenyls and hazardous substances, materials or wastes which are defined as hazardous or toxic substances, materials or waste under any applicable Law.

                     "Indebtedness" means, with respect to any Person (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all


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indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or Lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Contingent Obligations of such Person, (v) all obligations of such Person to purchase, redeem or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or on property, and (vii) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP.

                     "Interest Payment Date" means the last day of each September, December, March and June to occur while the Note is outstanding.

                     "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person, or otherwise, and includes, without limitation, any partnership and joint venture interests of such Person.

                     "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                     "Lender" means Leucadia Financial Corporation, a Utah corporation, and any holder of the Note or any interest therein or any one or more or all of their successors in interest, as the context requires or permits.

                     "Lender's Office" means Lender's address as set forth on the signature pages of this Loan Agreement, or such other address as Lender hereafter may designate by written notice to Borrower.

                     "Lien" means any pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction.


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                     "Loan" means the principal amount outstanding under the
Original Loan Agreement as of the date hereof.

                     "Loan Agreement" means this Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                     "Material Adverse Effect" means a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

                     "Maturity Date" means December 31, 2007.

                     "Note" shall have the meaning set forth in Recital E and shall be substantially in the form and substance of Exhibit A, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                     "Obligations" means all present and/or future obligations of every kind or nature of Borrower and its Subsidiaries at any time and/or from time to time owed to Lender under any one or more of the Plan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including, without limitation, any and all expenses (including without limitation, counsel fees and expenses) incurred by Lender in enforcing its rights under this Loan Agreement as well as interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower or any Subsidiary or Affiliate of Borrower.

                     "Original Note" shall have the meaning given to such term in Recital C hereof.

                     "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Agency, or otherwise.

                     "Plan Documents" means all of the following documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended:

                     (a) this Loan Agreement;

                     (b) the Note;

                     (c) the Security Agreement and Stock Pledge ("Stock Pledge"), dated July 3, 1995, between Borrower and Lender;


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                     (d) the Payment Guaranty, dated July 3, 1995, executed by
HomeFed Communities, Inc., a California corporation ("HomeFed Communities");

                     (e) the Security Agreement, dated July 3, 1995, between HomeFed Communities and Lender;

                     (f) the Payment Guaranty, dated July 3, 1995, executed by HomeFed Resources Corporation, a California corporation ("HomeFed Resources");

                     (g) the Security Agreement, dated July 3, 1995, between HomeFed Resources and Lender;

                     (h) the Deed of Trust, dated July 3, 1995, executed by Paradise Valley Communities No. 1, a California general partnership ("Paradise Valley");

                     (i) the Payment Guaranty, dated July 3, 1995, executed by Paradise Valley in favor of Lender;

                     (j) the Security Agreement, dated July 3, 1995, between Paradise Valley and Lender;

                     (k) the Payment Guaranty, dated July 3, 1995, executed by Northfork in favor of Lender (collectively with the Payment Guaranties of HomeFed Communities, HomeFed Resources and Paradise Valley, the "Payment Guaranties"); and

                     (1) the Security Agreement, dated July 3, 1995, between Northfork and Lender (collectively with the Security Agreements of HomeFed Communities, HomeFed Resources and Paradise Valley, the "Security Agreements").

                     "Principal" means the outstanding principal amount of the Loan, which shall equal $26,462,381.64.

                     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                     "Responsible Official" means:

                     (a) When used with reference to any Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof; and

                     (b) When used with reference to a Person who is an individual, such Person.



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                     "Restatement Effective Date" shall have the meaning
ascribed thereto in Section 9.18.

                     "Restatement Fee" shall mean $250,000.

                     "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable claim, right, title or other interest (other than a Lien) in or with respect to that Property held by any other Person, and any option or right held by any other Person to acquire any such claim, right, title or other interests including any option or right to acquire a Lien.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Subsidiary" means HomeFed Communities, HomeFed Resources, Northfork, Paradise Valley and, after the date hereof, any other corporation, association, partnership business trust or other business entity of which Borrower shall at any time own directly or indirectly through one or more Subsidiaries at least a majority (by number of votes) of the outstanding voting stock of such entity.

                     "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person).

            1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

            1.3 Accounting Terms. All accounting terms not specifically defined in this Loan Agreement shall be construed in conformity with, and all financial data required to be submitted by this Loan Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect on the date hereof, except as otherwise specifically prescribed herein.

            1.4 Exhibits. Any and all exhibits to this Loan Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.



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                                   ARTICLE 2

                                NONREVOLVING LOAN

            2.1 The Loan. The Loan shall be evidenced by the Note of even date herewith, which shall be executed and delivered by Borrower.

            2.2 Non-revolving. To the extent the Loan from time to time shall be repaid by Borrower as permitted by Section 3.5, the Loan may not be reborrowed.

            2.3 Use of Proceeds. The Borrower has used the proceeds of the Loan to finance the Plan. No part of the proceeds of the Loan was used for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of governors of the Federal Reserve System as now and from time to time in effect ("Regulation U").

                                   ARTICLE 3

                                 PAYMENTS; FEES

            3.1 Payment Terms. Interest on the outstanding Principal shall be payable quarterly in arrears on each Interest Payment Date, through the Maturity Date calculated at the Applicable Rate, and on the Maturity Date, all unpaid Principal shall be due and payable.

            3.2 Non-Business Days. If any payment to be made by Borrower or any other party under any Plan Document shall come due on a day other than a Business Day, payment shall be made on the next succeeding Business Day and the extension of time shall be reflected in computing interest.

            3.3 Manner and Treatment of Payments.

               (a) Each payment hereunder or on the Note or under any other Plan Document shall be made to Lender, at Lender's Office or at such other place as Lender may designate, for the account of Lender, in immediately available funds not later than 12 noon Utah time on the day of payment (which must be a Business
Day). All payments shall be made in lawful money of the United States of America.

               (b) Each payment of any amount payable by Borrower under this Loan Agreement and/or any other Plan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority.

            3.4 Payment of Overdue Principal and Interest. The Borrower shall pay interest on overdue Principal at the rate borne by the Note; it shall pay interest on the overdue installments of interest at the same rate to the extent lawful, such interest being due and payable on demand of Lender.


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            3.5 Prepayments. The Note shall be prepayable in whole, or in part, without penalty or charge, upon 30 days prior written notice to Lender.

            3.6 Limitation on Interest. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or retention of the indebtedness evidenced hereby exceed the maximum amount which Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereto, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the Principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Note shall be governed by such new law as of its effective date. This provision shall control every provision of all agreements between Borrower and Lender.

            3.7 Failure to Charge Not Subsequent Waiver. Any decision by Lender not to require payment of any interest, fee, cost or other amount payable under any Plan Document on any occasion shall in no way limit or be deemed a waiver of Lender's right to require full payment of any interest, fee cost or other amount payable under any Plan Document on any other or subsequent occasion.

            3.8 Survivability. All of Borrower's obligations under this Article 3 shall survive until the Loan shall have been fully paid.

                                   ARTICLE 4

                      COLLATERAL SECURITIES AND GUARANTIES

            4.1 Security of Borrower. All of the Obligations are to be secured by a perfected first priority security interest (except as set forth in Section
6.4 of this Agreement) in all of the assets of Borrower whether now owned or hereafter acquired, including any capital stock held by Borrower, pursuant to the terms of the Stock Pledge.

            4.2 Guaranties and Security of the Subsidiaries. The Obligations shall also be guaranteed pursuant to the terms of the Payment Guaranties. All of the obligations of the Subsidiaries under their respective Payment Guaranties shall be in turn secured by a perfected first priority security interest (except as set forth in Section 6.4 of this Agreement, and as revealed by title insurance policies issued to Lender as of July 3, 1995 covering real Property that shall as of July 3, 1995 be encumbered by the Deeds of Trust) in all of the


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assets of such Subsidiary, whether now owned or hereafter acquired pursuant to the terms of the Plan Documents to which such Subsidiary is a party.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

        Borrower represents and warrants to Lender, as of the date hereof, that:

            5.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. The chief executive offices of Borrower are in Salt Lake City, Utah. Borrower is duly qualified or registered to transact business and is in good standing in California and in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property makes such qualification or registration necessary where the failure to be so qualified would have a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Property and to execute, deliver and perform all of its Obligations under the Plan Documents. All outstanding Common Stock of Borrower is duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities and other Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as now conducted, except where the failure so to comply, file, register, qualify or obtain exemptions would not have a Material Adverse Effect.

            5.2 Authority; Compliance with Other Agreements and Instruments and Government Regulations. The execution delivery and performance by Borrower of the Loan Agreement has been duly authorized by all necessary action on the part of Borrower, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any director, stockholder, security holder, partner or creditor of Borrower;

               (b) Violate or conflict with any provision of Borrower's charter, certificate or articles of incorporation or bylaws, or amendments thereto, as applicable;

               (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by Borrower;

               (d) Violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect and having applicability to Borrower; or



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


               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which such Borrower or any of its Property is bound or affected;

and neither Borrower, nor any Affiliate of Borrower is in default under any Law, order, writ, judgment, injunction, decree, determination or award, or any indenture, agreement, lease or instrument described in Section 5.2(e), in any respect that is materially adverse to the interests of Lender or that would have any Material Adverse Effect.

            5.3 No Governmental Approvals Required. The Original Loan Agreement was approved by the Bankruptcy Court in conjunction with the Plan, and no additional authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit under applicable Law the execution, delivery and performance by Borrower of and under any of the Plan Documents.

            5.4 Subsidiaries. Borrower holds 400 shares of the outstanding Common Stock of HomeFed Communities, which shares constitute all of the outstanding shares of HomeFed Communities and are represented by a certificate of HomeFed Communities. Borrower also holds 20 shares of the outstanding Common Stock of HomeFed Resources, which shares constitute all of the outstanding shares of HomeFed Resources and are represented by a certificate of HomeFed Resources. HomeFed Resources and HomeFed Communities comprise all of the partners of Northfork and Paradise Valley.

            5.5 Title to and Location of Property. Borrower and the Subsidiaries have good and valid title to all the Property reflected in the Financial Statements, other than Property subsequently sold in the ordinary course of business, free and clear of all Liens and Rights of Others other than Liens or Rights of Others permitted pursuant to Section 6.4.

            5.6 Investment Company Act of 1940. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940.

            5.7 Litigation. Except as described in the Borrower Reports there are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any Property of Borrower in any court of Law or before any Governmental Agency.

            5.8 Binding Obligations. Each of the Plan Documents will continue to constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization arrangement, moratorium or other similar Laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.



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



            5.9 No Default. No event has occurred and is continuing that is an Event of Default.

            5.10 Disclosure. No written statement made by Borrower to Lender in connection with this Loan Agreement or the Loan contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading. There is no fact which Borrower has not disclosed to Lender in writing which materially and adversely affects nor, so far as Borrower can now foresee, is reasonably likely to prove to affect materially and adversely the business, operations, Property, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its obligations under the Plan Documents.

            5.11 Tax Liability. Borrower has filed all income tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes due for the transactions or periods covered by such returns, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

            5.12 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of nationally recognized responsibility insuring Borrower and its Property and business against losses and risks and in such amounts as are adequate for the business of Borrower and as are customarily carried by Persons engaged in the same or similar business.

            5.13 Access to Data. Lender has had an opportunity to discuss Borrower's business, management, and financial affairs with its management and to review Borrower's records and facilities, and Lender is relying for purposes of this Agreement upon its own due diligence review of Borrower, not on any representation or warranty of Borrower other than as expressly set forth in this Agreement.

                                   ARTICLE 6

                              COVENANTS OF BORROWER

            From the date of this Agreement and for so long as any of the Loan remains unpaid, or any other sums, of any kind, due and payable by Borrower, under this Loan Agreement or due and payable by Borrower to Lender under any other debt security, instrument, loan or other agreement, remain unpaid, Borrower shall, and shall, if appropriate, cause each of its Subsidiaries to, unless Lender otherwise consents in writing:

            6.1 Payment of Principal and Interest. Duly and punctually pay the Principal and interest on the Note in accordance with its terms and the terms of this Loan Agreement.

            6.2 Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of the Subsidiaries, rights (charter and statutory) and franchises; provided, however, that it shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof does not have a Material Adverse Effect.

            6.3 Maintenance of Property. Cause all Property used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and prohibit waste and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent discontinuing the operation or maintenance of any of such Property if such discontinuance does not have a Material Adverse Effect and is, in its judgment, desirable in the conduct of its business.

            6.4 Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or Property, and (2) any and all Liens and any and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien; provided, however, that it shall not be required (i) to terminate that certain financing statement (California Federal Bank, secured party) filed with the California Secretary of State at no. 910092913, (ii) to terminate those certain financing statements (Brock HomeFed Communities La Quinta, debtor; Community Bank, secured party) filed with the California Secretary of State at nos. 90209536, 90209538, and 90261832, which financing statements are due to expire in 1995, or (iii) to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, Lien or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained.

            6.5 Margin Stock. Refrain from "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U.

            6.6 No Plan Amendments, Etc. Refrain from amending any Plan Documents without the prior written consent of Lender except as specifically contemplated by this Agreement.

            6.7 Preservation of Tax Attributes. Take all reasonable steps necessary to preserve the existence and availability for federal income tax purposes of Borrower's net operating losses.

            6.8 [Reserved]

                                   ARTICLE 7

                     INFORMATION AND REPORTING REQUIREMENTS

            7.1 Financial and Business Information. From the date of this Loan Agreement and for so long as the Loan remains unpaid or any other sums of any kind due and payable by Borrower under this Loan Agreement or due and payable by Borrower to Lender under any other debt security, instrument, loan or under any other agreement, remain unpaid Borrower shall, unless Lender shall otherwise consent in writing, deliver to Lender, at Borrower's sole expense:

               (a) As soon as practicable, and in any event within twenty (20) days after the end of each fiscal month of Borrower, (i) consolidated balance sheets of Borrower and its Subsidiaries as at the end of such month, setting forth in comparative form the corresponding figures as at the end of the corresponding month of their preceding fiscal year and (ii) consolidated statements of income, shareholders' equity, and cash flows of Borrower and its Subsidiaries for such month and for the portion of their fiscal year ended with such month, setting forth in comparative form the corresponding figures for the corresponding periods of their preceding fiscal year, all in reasonable detail, including footnotes. The preceding financial statements shall be certified by a Responsible Official of Borrower as fairly presenting in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at such date and for such periods, subject only to normal year-end audit adjustments.

               (b) As soon as practicable, and in any event within thirty (30) days after the end of each fiscal quarter of Borrower (including the last fiscal quarter of each fiscal year, provided that with respect to such last quarter the financial statements required hereby may be in preliminary form, prior to year-end audit adjustments), (i) consolidated balance sheets of Borrower and its Subsidiaries as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of their preceding fiscal year and (ii) consolidated statements of income, shareholders' equity, and cash flows of Borrower and its Subsidiaries for such quarter and for the portion of their fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of their preceding fiscal year, all in reasonable detail, including footnotes. The preceding financial statements shall be certified by a Responsible Official of Borrower as fairly presenting in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at such date and for such periods, subject only to normal year-end audit adjustments.

                     (c) As soon as practicable, and in any event within ninety
(90) days after the close of each fiscal year of Borrower, (i) consolidated balance sheets of Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding figures as at the end of their preceding fiscal year, and (ii) consolidated statements of income, shareholders' equity, and cash flows of Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for their previous fiscal year, all in reasonable detail. Such balance sheets and statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of independent public accountants selected by Borrower and reasonably satisfactory to Lender which report and opinion shall be prepared in accordance with generally accepted auditing principles as at such date.

               (d) As soon as practicable, and in any event within thirty (30) days after the end of each fiscal month of Borrower, a Certificate of a Responsible Official of Borrower setting forth a schedule of Investments made by Borrower and/or its Subsidiaries during such month, and during their fiscal year to date, separately for Borrower and each of its Subsidiaries, and in reasonable detail.

               (e) As soon as practicable, and in any event within thirty (30) days after filing, copies of any report or other document filed by Borrower or any of its Subsidiaries with any Governmental Agency.

               (f) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with any Governmental Agency or with any securities exchange.

               (g) Promptly upon (and in no event later than five (5) Business Days after) becoming aware of the existence of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto.

               (h) Promptly upon becoming aware that any Person asserts a claim against Borrower or any of its Subsidiaries in excess of $25,000 and that such Person has given notice or taken any other action with respect to a claimed default or event of default, a written notice specifying the notice given or action taken by such Person and the nature of the claimed default or event of default and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto.

               (i) Promptly upon any change in the name of Borrower or any Subsidiary or a change in Borrower's organizational structure, a written notice specifying such change.

               (j) Promptly upon the occurrence of any uninsured or partially insured loss (including the deductible amount) as a result of fire, theft, liability or Property damage in excess of an aggregate of $25,000, a written notice specifying the nature and amount of such loss.

               (k) Such other data and information as from time to time may be reasonably requested by Lender, including environmental audit reports prepared by recognized California environmental consultants retained by Borrower with the approval of Lender.

            7.2 Compliance Certificates. So long as the loan remains unpaid or any other Obligation remains unpaid or unperformed in whole or in part, Borrower shall, upon the reasonable request of Lender, deliver to Lender, at Borrower's sole expense, not later than 45 days after the end of each fiscal quarter of Borrower, a Certificate of a Responsible Official of Borrower setting forth computations or other appropriate information showing, in detail satisfactory to Lender, whether any Default exists and, if so, the nature of the Default.

                                   ARTICLE 8

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

            8.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor, shall constitute an Event of Default;

               (a) Borrower fails to pay any installment of Principal or interest of any indebtedness on the Note or any portion thereof, or to pay any fee or any other amount due Lender under any Plan Document within five (5) Business Days after such payment is due and payable; or

               (b) Any failure to comply with Section 7.1(g); or

               (c) Any failure to perform or observe any other term, covenant or agreement contained in any Plan Document to be performed or observed by Borrower or a Subsidiary which is not cured within ten (10) calendar days; or

               (d) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness or in connection with the purchase or lease of Property, or any guaranty of present or future Indebtedness for borrowed money or issued in connection with the Purchase or lease of Property, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise, or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed in connection with any present or future Indebtedness for borrowed money or in connection with the purchase or lease of Property, or of any guaranty of present or future Indebtedness for borrowed money or issued in connection with the purchase or lease of Property, if as a result of such failure any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due; or

                     (e) Any Plan Document, at any time and for any reason other than the agreement of Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in the reasonable opinion of Lender, is materially adverse to the interests of Lender; or any party thereto other than Lender denies that it has any or further liability or obligation under any Plan Document, or purports to revoke, terminate or rescind same; or

                     (f) Borrower or any of its Subsidiaries is the subject of an order for relief in a bankruptcy case, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for thirty (30) calendar days; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar case or proceedings relating to it or to all or any part of its Property under the Laws of any jurisdiction; or any similar case or proceeding is instituted without the consent of that Person and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                     (g) Borrower or any Subsidiary thereof is dissolved or liquidated or all or substantially all of the assets of Borrower or any Subsidiary of Borrower are sold or otherwise transferred in violation of the provisions of this Loan Agreement without the written consent of Lender; provided, however, that Borrower shall be entitled to dissolve or liquidate any of Borrower's Subsidiaries in the ordinary course of business if such act does not have a Material Adverse Effect or (i) all of the proceeds of such dissolution or liquidation go to Borrower, and (ii) such dissolution or liquidation results in no breach of any obligations of Borrower or such Subsidiary to any Person; or

                     (h) The revocation or nonrenewal of any permit or license, authorization, consent, order or other approval from any Governmental Agency necessary for the conduct of Borrower's business that has a Material Adverse Effect; or

                     (i) Any judgment or order for the payment of money in excess of $50,000 to the extent not fully covered by insurance shall be rendered against Borrower or any of its Subsidiaries and either, (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               8.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of Lender provided for elsewhere in this Loan Agreement, the Plan Documents, or by applicable Law, or in equity, or otherwise:

                     (a) Upon the occurrence of any Event of Default other than an Event of Default described in Section 11.1(f) Lender may declare all or any part of the unpaid Principal of the Note, all interest accrued and unpaid thereon and all other amounts payable under the Plan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                     (b) Upon the occurrence of any Event of Default described in Section 8.1(f):

                         (1) all obligations of Lender and all rights of
                    Borrower under the Plan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower; provided, however, that Lender may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Lender, to extend the Maturity Date; and

                         (2) the unpaid Principal of the Note, all interest
                    accrued and unpaid thereon and all other amounts payable under the Plan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                     (c) Upon the occurrence of any Event of Default, Lender, without notice to or demand upon Borrower, which are expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under the Plan Documents against Borrower and such other rights and remedies as are Provided by Law or equity.

                     (d) The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion, and all payments received by Lender shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of Lender, and thereafter paid to Lender. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Note, payments shall be applied, first, to the costs and expenses of Lender, as set forth above, second, to the payment of accrued and unpaid interest due under any Plan Document to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Plan Documents), third, to the payment of all unpaid Principal amounts due under any Plan Document (including, for the purposes hereof, Principal due under the Note), and fourth, to the payment of all other amounts (including fees) then owing to Lender under the Plan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the

Plan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at Law or in equity.

                     (e) Upon the occurrence of any event that would be an Event of Default under Section 11.1(f) with the passage of time, Lender may take such action as Lender may deem necessary to protect the interests of Lender under the Plan Documents.

                                   ARTICLE 9

                                  MISCELLANEOUS

               9.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of Lender provided herein and in the Note and every other Plan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

               9.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Loan Agreement or any other Plan Document, no approval or consent thereunder, and no consent to any departure therefrom by Borrower or any other party to the Plan Documents other than Lender, may in any event be effective (except as otherwise provided in any other Plan Document) unless in writing signed by the Parties hereto.

               9.3 Nature of Lender's Obligations. Nothing contained in this Loan Agreement or any other Plan Document and no action taken by Lender pursuant hereto or thereto may, or may be deemed to, make Borrower and Lender a partnership, an association, a joint venture or other entity, either between themselves or with any Affiliate of Borrower. The relationship between Borrower and Lender is, and shall at all times remain, solely that of a borrower and Lender; Lender shall under no circumstance be construed to be a partner or joint venturer of Borrower or its Affiliates; Lender shall under no circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Lender undertakes or assumes no responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property, or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon.

               9.4 Survival of Representations and Warranties and Covenants. All representations and warranties contained herein or in any other Plan Document, or in any certificate or other writing delivered by or on behalf of Borrower, will survive the making and repayment of the loan hereunder and the execution and delivery of the Note and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender. All affirmative and negative covenants contained herein will survive the payment of the Loan hereunder until all indebtedness of Borrower to Lender under any other security debt instrument, loan or other agreement is satisfied in full.

               9.5 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telecopied, or delivered by hand, if to the Borrower, at its address at 529 East South Temple, Salt Lake City, Utah 84012 (telecopy number: (801) 524-1761) (telephone number:
(801) 521-1049); and if to Lender, at its address at 529 East South Temple, Salt Lake City, Utah 84012 (telecopy number: (801-524-1761) (telephone number:
(801-521-1049), Attention: Corrinne A. Maki; with a copy to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153 (telecopy number 212-310-8007) (telephone number 212-310-8000), Attention: Andrea A. Bernstein, Esq.; or, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telecopied or delivered, be effective when deposited in the mails, delivered to the telegraph company, telecopied with confirmation of receipt, or delivered by hand to the addressee.

               9.6 Execution of Loan Agreements. This Loan Agreement may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Loan Agreement, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Loan Agreement by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

               9.7 Binding Effect; Assignment. This Loan Agreement shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower and/or its Affiliates may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. Lender may assign its rights and obligations hereunder without the consent of Borrower.

               9.8 Statements Required in Certificate. Each certificate with respect to compliance with a condition or covenant provided for in the Note or this Loan Agreement shall include:

                     (a) a statement that each Person making such certificate has read such covenant or condition;

                     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                     (c) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                     (d) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

               9.9 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless Lender and each of its directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Lender) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person has or asserts against Borrower, any Subsidiary of Borrower or any of their respective officers, directors, agents, attorneys, employees or shareholders; (b) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action arises out of or relates to the relationship between Borrower and Lender under any of the Plan Documents or the transactions contemplated thereby; (c) any and all administrative or investigative proceedings by any Governmental Agency arising out of or related to any claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any of the foregoing; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action, cause of action or administrative or investigative proceeding covered by this Section 9.9; provided that each Indemnitee shall endeavor, in connection with any matter covered by this Section
9.9 which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section 9.9 shall be and hereby is covered and secured by the Plan Documents, and shall survive the expiration or termination of this Loan Agreement and the repayment of the Loan and the payment and performance of all other Obligations owed to Lender.

               9.10 No Third Parties Benefited. This Loan Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan, and is made for the sole protection of Borrower and Lender, and Lender's successors and assigns, and no other Person shall have any rights of any nature hereunder or by reason hereof.

               9.11 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Plan Document, or for assuring the validity, perfection, priority or enforceability of any Lien under any Plan Document.

               9.12 Integration. This Loan Agreement, together with the other Plan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Loan Agreement and those of any other Plan Document, the provisions of this Loan Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Plan Document shall not be deemed a conflict with this Loan Agreement. Each Plan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

               9.13 Governing Law. This Loan Agreement and, except to the extent otherwise provided therein each Plan Document, shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of Utah (without regard to choice of law or conflict of law provisions).

               9.14 Severability of Provisions. Any provision in any Plan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, unenforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Plan Documents are declared to be severable.

               9.15 Headings. Article and Section headings in this Loan Agreement and the other Plan Documents are included for convenience of reference only and are not part of this Loan Agreement or the other Plan Documents for any other purpose.

               9.16 Submission to Jurisdiction; Service of Process.

                     (a) Any legal action or proceeding with respect to the Note or this Loan Agreement or any document related thereto may be brought in the courts of the State of Utah or of the United States of America for the District of Utah, and, by execution and delivery of the Note and this Loan Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                     (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address provided herein.

                     (c) Nothing contained in this Section shall affect the right of Lender or any holder of the Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

               9.17 Certification. Except as otherwise specifically provided herein, any requirement that any document or certificate be signed or executed by any Person requires that such document or certificate be signed or executed by a Responsible Official of such Person, and that the Responsible Official signing or executing such document or certificate on behalf of such Person shall be authorized to do so by all necessary corporate, partnership and/or other action.

               9.18 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") when (a) counterparts hereof shall have been executed by each of the parties hereto, (b) each of the parties to the Plan Documents shall have executed a consent to, and confirmation of, the Plan Documents in the form attached hereto as Exhibit B and (c) the Lender shall have received the Restatement Fee.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first above written.

                                               BORROWER:
                                               HomeFed Corporation,
                                               a Delaware Corp.
                                               By: /s/ Paul J. Borden
                                               ----------------------------
                                               Name: Paul J. Borden
                                               Title: President

                                              Address:     529 East South Temple
                                              Salt Lake City, Utah  84012
                                              Telecopier:   (801-524-1761)
                                              Telephone:    (801-523-1049)


                                             LENDER:
                                             Leucadia Financial Corporation,
                                             a Utah corporation
                                             By:  /s/ Joseph A. Orlando
                                                 ----------------------------
                                                 Name: Joseph A. Orlando
                                                 Title: Vice President

                                            Address:529 East South Temple
                                                    Salt Lake City, Utah  84012
                                                    Telecopier:   (801-524-1751)
                                                    Telephone:    (801-521-1049)

                                   EXHIBIT "A"
                                To Loan Agreement

             SECOND AMENDED AND RESTATED VARIABLE RATE SECURED NOTE
                              DUE DECEMBER 31, 2007

                                                            Salt Lake City, Utah
                                                                 October 9, 2002

                     For value received, the undersigned HomeFed corporation, a Delaware corporation ("Borrower"), unconditionally promises to pay to the order of Leucadia Financial Corporation, a Utah corporation ("Lender"), at Lender's principal place of business or at such other place as may be designated in writing by Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of $26,462,381.64 plus interest.

                     This Note is made pursuant to that certain Second Amended and Restated Loan Agreement of even date herewith between Borrower and Lender ("Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Interest on this Note shall be payable in accordance with the terms of the Loan Agreement. This Note is due and payable on December 31, 2007. There are no conversion rights under this Note.

                     This Note amends and restates and is being issued in substitution for, but is not in payment or satisfaction of, the Note dated as of August 14, 1998 (the "Original Note") in the aggregate principal amount of TWENTY SIX MILLION FOUR HUNDRED SIXTY TWO THOUSAND THREE HUNDRED EIGHTY ONE AND 64/100 DOLLARS ($26,462,381.64), such Original Note having been issued in connection with the First Amended and Restated Loan Agreement.

         This Note is secured by, among other things, the following:

                     (i) that certain Security Agreement and Stock Pledge dated July 3, 1995, executed by Borrower;

                     (ii) that certain Payment Guaranty dated July 3, 1995, executed by HomeFed Communities, Inc., a California corporation ("HomeFed Communities"), which Payment Guaranty is secured by a Security Agreement of even date herewith, executed by HomeFed Communities;

                     (iii) that certain Payment Guaranty dated July 3, 1995, executed by HomeFed Resources Corporation, a California corporation ("HomeFed Resources"), which Payment Guaranty is secured by a Security Agreement of even date herewith, executed by HomeFed Resources; and

                     (iv) that certain Payment Guaranty and Deed of Trust dated July 3, 1995, each executed by Paradise Valley Communities No. I, a California general partnership (and related financing statements).

                     If an Event of Default shall occur and be continuing, all Principal and all interest accrued and other amounts due hereunder may be declared due and payable in the manner and with the effect provided in the Loan Agreement.

                     If any attorney is engaged by Lender to enforce or defend any provision of this Note or the Loan Agreement, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand reasonable attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the Principal as if such unpaid attorneys' fees and costs had been added to Principal.

                     No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or the Loan Agreement shall constitute a waiver of any breach, default, or failure of condition under this Note or the Loan Agreement. A waiver of any term of this Note or the Loan Agreement must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan, the terms of the Loan Agreement and this Note shall prevail.

                     Except as may otherwise be provided in the Loan Agreement, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties, if any, securing payment of this Note.

                     Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the internal laws of the State or Utah, except to the extent that Federal laws preempt the laws of the State of Utah.

                     Any legal action or proceeding with respect to this Note or any document related hereto may be brought in the courts of the State of Utah or of the United States of America for the District of Utah, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens, which Borrower may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                     The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided in the Loan Agreement.

                     Nothing contained in this Note shall affect the right of Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                                  BORROWER:
                                  HomeFed Corporation,
                                  a Delaware Corp.
                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  Address:     529 East South Temple
                                               Salt Lake City, UT  84012
                                               Telecopier:   (801-524-1751)
                                               Telephone:    (801-521-1049)

                                   EXHIBIT "B"
                                To Loan Agreement

                                     CONSENT
                                     -------

                     Each of the parties to the Plan Documents, by signing below, confirms in favor of the Lender that it (i) consents to the terms and conditions of the Second Amended and Restated Loan Agreement, (ii) agrees that all references in each of the Plan Documents to the Loan Agreement shall refer to the Second Amended and Restated Loan Agreement and the Note executed in connection therewith, and (iii) agrees it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under its respective Guaranty, Security Document and/or its Deed of Trust and that all terms of such Guaranty, Security Document or Deed of Trust shall continue in full force and effect, subject to the terms thereof and shall continue to secure the Loan as amended thereby.

                     This consent may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute an original, but all executed counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent.



                   HOMEFED CORPORATION
                   By:
                        -----------------------------------------------------
                        Name:
                        Title:

                   HOMEFED COMMUNITIES, INC.
                   By:
                        -----------------------------------------------------
                        Name:
                        Title:

                   HOMEFED RESOURCES CORPORATION
                   By:
                        -----------------------------------------------------
                        Name:
                        Title:

                  PARADISE VALLEY COMMUNITIES NO. 1
                  By:
                       -----------------------------------------------------
                       Name:
                       Title:

                  NORTHFORK COMMUNITIES
                  By:
                       -----------------------------------------------------
                       Name:
                              Title: